CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 4, 2004, with respect to the consolidated financial statements of Cumberland Resources Ltd. included in this Annual Report on Form 40-F for the year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission.

/s/  Ernst & Young LLP

Chartered Accountants

Vancouver, Canada

May 11, 2004